Exhibit 32.2 – Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended June 13, 2006 (the “Report”) by ClubCorp, Inc. (“Registrant”), the undersigned hereby certifies that; to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: July 27, 2006	/s/ Jeffery P. Mayer
Jeffrey P. Mayer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.